Exhibit 99.1

Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 261-7803
sstacy@aligntech.com	align@ethoscommunication.com

ALIGN TECHNOLOGY TO ACQUIRE INTRA-ORAL SCANNING LEADER CADENT

FOR $190 MILLION

Acquisition Positions Align as a Leader in Intra-Oral Scanning and Accelerates Adoption of Invisalign

SAN JOSE, Calif., March 29, 2011 -- Align Technology, Inc. (Nasdaq: ALGN) today announced that it has signed a definitive agreement to acquire privately-held Cadent Holdings, Inc.(Cadent), a leading provider of 3D digital scanning solutions for orthodontics and dentistry based in Carlstadt, New Jersey. Cadent strengthens Align’s ability to drive adoption of Invisalign by integrating Invisalign treatment more fully with mainstream tools and procedures in doctors’ practices. The combination of the two companies will help accelerate the use of intra-oral scanning in the dental industry by leveraging Align’s global sales reach, extensive professional and consumer marketing capabilities and base of over 55 thousand users.

Over the next 5 years, intra-oral scanners will become widely used in dental practices and intra-oral scanning technology will transform the dental industry. According to iData Research, Inc., the growth rate for intra-oral scanners will exceed 20% between 2010 and 2015. The acquisition of Cadent extends Align’s strategic leverage by demonstrating the value of applications at chair-side that dramatically simplify and streamline treatment, and make the entire Invisalign procedure easier on the patient and more efficient for the practice. In addition, the use of digital technologies for restorative dentistry such as CAD/CAM or in-office restorations has also been growing rapidly and intra-oral scanning is required to enable this essential part of dental practices. The acquisition of Cadent positions Align as a leader in one of the best growth opportunities in dentistry and medical devices today.

“We are excited about the opportunities for growth that Cadent provides, not only in terms of accelerating adoption of intra-oral scanning among dental professionals but also in creating greater value for existing Invisalign users,” said Thomas M. Prescott, Align Technology president and chief executive officer. “Cadent has a strong team of very talented people and a

Align Technology, Inc. 2560 Orchard Pkwy, San Jose, CA 95131

Tel: (408) 470-1000 Fax: (408) 470-1010

WWW.INVISALIGN.COM

Align Technology Acquires Cadent, Inc.

culture similar to ours with the drive, agility and speed necessary to continue delivering innovative solutions for our customers.”

Cadent leads the intra-oral scanning industry in digital optics and powder-less scanning. Their overall technology is at the forefront of the industry trend toward greater use of digital imaging solutions expected to become more widely used in dental practices. Cadent brings complimentary market knowledge and innovative technology in CAD/CAM restorative dentistry to Align, including capabilities in digital records storage and digital impressions for fabrication of crown and bridge, veneers, implants, and other restorative procedures. Like Align, Cadent also has strong expertise in advanced digital modeling, robust software development, and integrated systems.

Cadent has a portfolio of best-in-class products and services for restorative dentistry and orthodontics which include the iTero and iOC intra-oral scanners. Cadent’s iTero technology provides dentists with a full range of restorative choices, flexibility to choose labs and fabrication processes, and control in providing the highest standard of care for their patients. Cadent’s iOC technology, used primarily by orthodontists, ensures a more accurate first impression, enables high value clinical applications and a significantly better patient experience. Cadent also has a range of leading orthodontic services and products including OrthoCAD iQ, OrthoCAD iCast and OrthoCAD iRecord.

The acquisition of Cadent follows the January 2011 announcement of a joint development agreement between Align and Cadent to co-develop Invisalign software applications that will run on Cadent scanners. The acquisition builds on the development agreement by providing a dedicated digital scanning platform for delivering Invisalign chair-side applications to dental practitioners and extends Align’s presence into restorative dentistry. The combination of the two companies’ market leading positions and technologies provides a significant opportunity to create growth and to build value for customers and shareholders.

As part of an ongoing program to evaluate interoperability of intra-oral scanning systems for future use with Invisalign treatment, Align is in final beta tests with Cadent’s systems and expects to announce interoperability for their scanners in the second quarter of 2011.

Align Technology Acquires Cadent, Inc.

Under the terms of the agreement, Align will pay approximately $190 million in cash in exchange for all shares of Cadent. The acquisition is subject to various standard closing conditions, including the expiration of the applicable waiting period under the Hart Scott Rodino Act (HSR), and is expected to close during the second quarter of 2011.

Align anticipates that the acquisition of Cadent, on a GAAP basis, will dilute fiscal 2011 earnings per share and expects non-GAAP diluted EPS for the year to be in a range of $0.70 to $0.75, excluding acquisition related costs, consisting of amortization of acquired intangibles, transaction related costs and employee retention program costs. The Company expects the transaction to be accretive to non-GAAP EPS for fiscal 2012, excluding acquisition related costs, consisting of amortization of acquired intangibles and employee retention program costs.

Align Web Cast and Conference Call

Align Technology will host a conference call today, March 29, 2011 at 4:30 p.m. ET, 1:30 p.m. PT, to discuss the acquisition of Cadent. The conference call will also be web cast live via the Internet. To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call’s conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 370014 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on April 11, 2011.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

About Cadent, Inc.

Cadent is the leading provider of 3-D digital CAD/CAM solutions for the orthodontic and dental industries. The Company services thousands of cases per day for a rapidly expanding customer base. Cadent’s offerings, including Cadent iTero™, iOC™ powered by iTero™, OrthoCAD™ iCast™ and iQ™, improve the efficiency and effectiveness of orthodontic and dental treatments while increasing the revenue of dental healthcare providers. The Company is backed by a

Align Technology Acquires Cadent, Inc.

syndicate of leading venture capital investors including Fortissimo Capital, Apax Partners, Panorama Capital (J.P. Morgan Partners), STAR Ventures and SV Life Sciences. For additional information, please visit www.cadentinc.com.

Forward-Looking Statement

This news release, contains forward-looking statements, including statements regarding the combination strengthening Align’s ability to drive adoption, helping to accelerate the use of intra-oral scanning and creating a significant opportunity to create growth and build value, the industry trend of digital imaging solutions becoming more widely used in dental practices, the expectations with regard to announcement of interoperability and the expectations with regard to the expected impact of the acquisition on earnings per share in 2011 and 2012. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks that Align does not successfully combine and integrate the business, operations and products of Cadent with those of Align in a timely and cost efficient manner, risks that the anticipated financial and operating benefits of the transaction are not realized, and risks that the transaction is delayed or ultimately not consummated. These and other risks are detailed from time to time in Align’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 24, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

About non-GAAP Financial Information

This release contains a non-GAAP financial measure. This non-GAAP financial measure, which is used as a measure of Align’s performance, should be considered in addition to, not as a substitute for, or superior to, measures of Align’s financial performance prepared in accordance with GAAP. Specifically, any one-time charges for transaction related costs, employee retention program costs, and amortization of acquired intangibles are excluded from the projected earnings per share dilution. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Align will determine the appropriate acquisition related amortization of intangibles after the closing and, accordingly, cannot reasonably estimate the impact on GAAP earnings per share at this time.

We use this non-GAAP financial measure because we believe it is useful and provides meaningful supplemental information to assess projected earnings per share dilution excluding the transaction-related expenses. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Align’s performance in the ordinary, ongoing and customary course of operations. Accordingly, management excludes from “core operating performance” certain expenditures, revenues and other items that may not be indicative of our operating performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal evaluation of period-to-period comparisons. We believe this non-GAAP financial measure is useful to investors both

Align Technology Acquires Cadent, Inc.

because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.